Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Snow Lake Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Shares Preferred Shares Debt Securities Warrants Units Subscription Receipts	Rule 457(o)	$1,000,000,000 (1)	(1)	$1,000,000,000 (1)(2)	0.00013810	$138,100(1)(2)
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$1,000,000,000		$138,100
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$138,100

(1)	There are being registered under this registration statement, such indeterminate number of common shares, preferred shares, debt securities, warrants, units, and subscription receipts of the registrant, and a combination of such securities, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$1,000,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities, or pursuant to the anti-dilution provisions of any of such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.